Exhibit 10.6
PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT (the “Agreement”), entered into as of the 1st day of April, 2011, by and between ONE CURA WELLNESS TRUST, INC., a California not-for-profit Company (“Buyer”), and RURAL HOSPITAL ACQUISITION LLC, an Oklahoma limited liability company (“Secured Party”).
RECITALS
WHEREAS, this Pledge Agreement has been executed and delivered pursuant to that certain Stock Purchase Agreement dated as of April 1, 2011 (the “Purchase Agreement”), by and among Buyer, RHA Anadarko, LLC, RHA Stroud, LLC and Secured Party, and is subject to the terms and conditions of the Purchase Agreement. Capitalized terms used in this Agreement that are not otherwise defined have the meanings ascribed to them in the Purchase Agreement; and
WHEREAS, pursuant to the Purchase Agreement, Buyer has purchased from Secured Party, of even date herewith, all of the issued and outstanding preferred and common shares (the “Shares”) of RHA Anadarko, LLC (the “Company”) owned by Secured Party, in payment for which the Company has executed a promissory note of even date herewith in favor of Secured Party in the principal amount of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000) (the “Note”); and
WHEREAS, to secure the payment and performance of all obligations of the Company under the Note, Buyer wishes to pledge to Secured Party all of its right, title and interest in and to all of the Shares;
NOW, THEREFORE, for and in consideration of the above premises, and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, the parties hereto do hereby agree as follows:
1. Warranty. Buyer hereby represents and warrants to Secured Party that except for the security interest created hereby, Buyer owns the Shares free and clear of all liens, charges and encumbrances, and that Buyer has the unencumbered right to pledge the Shares.
2. Security Interest. Buyer hereby unconditionally grants and assigns to Secured Party, its successors and assigns, a continuing security interest in the Shares. Buyer has delivered to and deposited with Secured Party herewith all of its right, title and interest in and to the Shares, together with certificates representing the Shares and a stock power endorsed in blank by Buyer, as security for (i) all obligations to Secured Party hereunder; and (ii) payment and performance of all obligations under the Note, or any extension, renewal, amendment or modification thereof. Beneficial ownership of the Shares, including, without limitation, all voting, consensual and dividend rights, shall remain in Buyer until the occurrence of a default under the terms hereof (as defined in Section 4, below) and until Secured Party shall notify Buyer of Secured Party’s exercise of voting rights to the Shares pursuant to this Agreement.

3. Additional Shares. In the event that, during the term of this Agreement:
(a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of the Company, all new, substituted, and additional shares, or other securities, issued by reason of any such change and received by Buyer or to which Buyer shall be entitled by virtue of Buyer’s ownership of the Shares shall be immediately delivered to Secured Party, together with stock powers endorsed in blank by Buyer, and shall thereupon constitute Shares to be held by Secured Party under the terms of this Agreement; and
(b) subscriptions, warrants or any other rights or options shall be issued in connection with the Shares, all new stock or other securities acquired through such subscriptions, warrants, rights or options by Buyer shall be immediately delivered to Secured Party and shall thereupon constitute Shares to be held by Secured Party under the terms of this Agreement.
4. Default. In the event of a default under the terms of this Agreement or the Note (any of such occurrences being hereinafter referred to as a “Default”), subject to Buyer’s right to cure described below, Secured Party may take possession of the Shares and may sell or otherwise dispose of the Shares or make other commercially reasonable disposition of the Shares or any portion thereof. Notwithstanding the foregoing, Buyer shall have ten (10) days from the date it receives written notice of any payment default under the Note, or thirty (30) days from the date it receives written notice of any non-payment default under the Note or this Agreement, to cure the applicable default.
5. Additional Rights of Secured Parties. In addition to its rights and privileges under this Agreement, Secured Party shall have all the rights, powers and privileges of secured parties under the Uniform Commercial Code.
6. Return of Shares to Buyer. Upon payment in full of all principal and interest on the Note and full performance by Buyer of all covenants, undertakings, and obligations under this Agreement, Secured Party shall return to Buyer all of the Shares and all rights received by Secured Party as agent for Buyer as a result of its possessory interest in the Shares.
7. Buyer’s Obligations Absolute. The obligations of Buyer under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against other security or liens available to Secured Party or its successors, assigns or agents. Buyer hereby waives any right to require that an action be brought against any other person or to require that resort be had to any other security in favor of Secured Party or any other person prior to any exercise of rights or remedies hereunder.
8. Voting Rights.
(a) For so long as the Note remains unpaid, after a Default (subject to Buyer’s right to cure described in Section 4), (i) Secured Party may, upon five (5) days prior written notice to Buyer of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Shares, but under no circumstances is Secured Party obligated by the terms of this Agreement to exercise such rights, and (ii) Buyer hereby appoints Secured Party, which appointment shall be effective on the fifth day following the giving of notice by Secured Party as provided above, Buyer’s true and lawful attorney in fact and IRREVOCABLE PROXY to vote the Shares in any manner Secured Party deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power of attorney granted hereby is coupled with an interest and shall be irrevocable.

(b) For so long as Buyer shall have the right to vote the Shares, Buyer covenants and agrees that it will not, without the prior written consent of Secured Party, (i) vote or take any consensual action with respect to the Shares which would constitute a default under this Agreement, (ii) cause, permit, or allow any significant assets of the Company to be leased, sold, conveyed, pledged, hypothecated, transferred or otherwise encumbered or disposed of, at less than its fair market value, or (iii) cause, permit or allow the Company to be dissolved or liquidated or to acquire, be acquired by, merged or consolidated into or with any other person.
9. Miscellaneous. All of the provisions contained in Article 7 of the Purchase Agreement shall apply equally to this Agreement as if such provisions were restated in full in this Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

BUYER:

ONE CURA WELLNESS TRUST, INC.

By:

Its:

SECURED PARTY:

RURAL HOSPITAL ACQUISITION LLC

By:

Its:

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